                              CONTINUING GUARANTY


         This AGREEMENT made as of the 20th day of February, 1995 is by and between LINPAC MOULDINGS LIMITED, with its principal office at Deykin Avenue, Witton, Birmingham B6 7HY, England (the "Guarantor") and C. RICHARD ROPER, an individual ("Roper").

         WHEREAS, Roper owned a substantial equity position in ROPAK CORPORATION, a Delaware corporation (the "Employer") which he sold to the Guarantor concurrent with the execution of this Agreement; and

         WHEREAS, Roper and the Employer have executed that certain Employment Agreement dated as of January 1, 1995 (the "Employment Agreement") in order to assure Employer with access to Roper's experience and to bind Roper to certain noncompetition and other covenants which are expressly enforceable by the Guarantor; and

         WHEREAS, to induce Roper to enter into the foregoing agreements and to sell his equity position in the Employer to the Guarantor, the parties have agreed to enter into this Agreement;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         The Guarantor hereunder unconditionally and absolutely guarantees the full and prompt payment when due to, and collection by, Roper and (in the event of his death or disability) to his successors and assigns, of all sums due and payable and to become due and payable to Roper under the provisions of the Employment Agreement. The Guarantor's obligations hereunder (i) are absolute and unconditional, and (ii) constitute a guaranty of payment and not merely a guaranty of collection.

         If the Employer should breach any of its obligations under the Employment Agreement to Roper or otherwise be incapable of making payments of its obligations thereunder when due, and such breach or nonpayment thereof remains uncured by the Employer for more than ten (10) business days after the Employer and the Guarantor have received written notice of breach or nonpayment from Roper, then the Guarantor shall forthwith pay or cause to be paid to Roper all sums then due and past due under the terms of the Employment Agreement.

         The Guarantor hereby waives notice of the acceptance of this Guaranty by Roper and the Guarantor hereby consents without further notice to (i) any extension of time that may be given by Roper to the Employer for payment or performance under the Employment Agreement or (ii) any failure, omission or delay on the part of Roper, whether intentional or unintentional, in enforcing, assenting to or exercising any right, remedy or power of Roper under the Employment Agreement or this Agreement.





                                EXHIBIT 10.18                             Page 1

         Notwithstanding anything to the contrary set forth herein, the Guarantor shall be subrogated to the rights of the Employer under the Employment Agreement and may assert any defense to a claim hereunder that could be asserted by the Employer under the terms of the Employment Agreement. The Employment Agreement shall not be modified or amended by Roper and the Employer in any material respects without the prior consent in writing of the Guarantor.

         If an action is brought by either party to enforce its rights hereunder, the prevailing party shall be entitled to recover, in addition to such other relief as may be granted, its reasonable costs and attorney's fees.

         This Agreement is governed by and shall be construed in accordance with the laws of the State of California. The parties to this agreement submit to the jurisdiction of the Superior Court of the County of Orange, State of California in the event any action shall be brought by Roper or the Guarantor hereunder.

         IN WITNESS WHEREOF, this Guaranty has been executed and delivered by the undersigned as of the day and year first written above.


                 "Guarantor"      LINPAC MOULDINGS LIMITED



                                  By:  /S/ DAVID A. WILLIAMS

                                  Title:  ____________________________


                 "Roper"

                                  /S/ C. RICHARD ROPER
                                      C. RICHARD ROPER





                                EXHIBIT 10.18                             Page 2